Exhibit 10.2

INDEMNIFICATION AGREEMENT

This Agreement, dated as of June 23, 2006, is made by and between Aksys, Ltd., a Delaware corporation (the “Company”), and Howard J. Lewin (the “Indemnitee”) who is currently serving as a director and/or officer of the Company.

WHEREAS, the Indemnitee is currently serving in the capacity or capacities described above;

WHEREAS, the Company wishes the Indemnitee to continue to serve in such capacity or capacities and the Indemnitee is willing, under certain circumstances, to continue in such capacity or capacities;

WHEREAS, damages sought and sometimes paid, in many claims made against corporate directors and officers, and the expenses required to defend such claims, whether or not the allegations are meritorious, may not bear a reasonable relationship to the amount of compensation received by and may be beyond the financial resources of the Indemnitee;

WHEREAS, in addition to indemnification to which the Indemnitee is entitled to under Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company, the Company furnishes, at its expense, directors’ and officers’ liability insurance protecting the Indemnitee for certain liabilities which might arise in connection with his service, to or at the request of the Company, but this insurance contains restrictions and limitations;

WHEREAS, the Indemnitee has indicated that he does not regard the indemnification available under Delaware General Corporation Law, the Restated Certificate of Incorporation of the Company, and the Company’s directors’ and officers’ liability insurance to be adequate protection against the risks associated with his service to or at the request of the Company;

WHEREAS, the Indemnitee and the Company have concluded that the exposure to risk of personal liability and payment of damages out of the Indemnitee’s personal assets may result in overly conservative direction and supervision of the Company’s affairs, which is detrimental to the best interests of the Company and its stockholders; and

WHEREAS, the Company has concluded that additional protection is necessary for its directors and elected officers.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          Definitions.

(a)           Agent.  For the purposes of this Agreement, “agent” of the Company means any person who is or was a director, officer, employee, agent or fiduciary of the Company or a subsidiary of the Company, or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or entity, including service with respect to an employee benefit plan.

(b)           Disinterested Director.  For purposes of this Agreement, “Disinterested Director” of the Company means a director of the Company who is not and was not a party to the proceeding for which indemnification is being sought by the Indemnitee.

(c)           Expenses.  For purposes of this Agreement, “expenses” includes all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the Indemnitee for which he is not otherwise compensated by the Company or any third party) actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense or appeal of a proceeding or potential proceeding or establishing or endorsing a right to indemnification under this Agreement, Section 145 of the General Corporation Law of Delaware (as amended from time to time), the Restated Certificate of Incorporation of the Company (as amended from time to time) or otherwise.

(d)           Independent Legal Counsel.  For purposes of this Agreement, “Independent Legal Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(e)           Proceeding.  For the purposes of this Agreement, “proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal administrative, investigative or any other type whatsoever.

(f)            Subsidiary.  For purposes of this Agreement, “subsidiary” means any corporation, partnership, joint venture or other enterprise, a majority of whose equity interests are owned by the Company, directly or through one or more of the Company’s other subsidiaries.

2.          Mandatory Indemnification.  In the event the Indemnitee is or was a party to or is involved (as a party, witness, or otherwise) in any proceeding by reason of (or arising in part out of) the fact that the Indemnitee is or was acting as an agent of the Company, whether the basis of the proceeding is the Indemnitee’s alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law against any and all expenses, liability, and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) reasonably incurred or suffered by such person in connection with such proceeding.  The Company shall provide indemnification pursuant to this Section 2 as soon as practicable, but in no event later than 30 days after it receives written demand from the Indemnitee.  Notwithstanding anything in this Agreement to the contrary, the Indemnitee shall not be entitled to indemnification pursuant to this

Agreement (i) in connection with any proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such proceeding or (ii) on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company.

3.          Mandatory Advancement of Expenses.  The Company shall advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding or potential proceeding referred to in Section 2 to which the Indemnitee is a party, is threatened to be made a party or could reasonably be expected to be a party or with respect to which the Indemnitee could otherwise be involved (including involvement as a witness as a result of the Indemnitee’s service) as an agent of the Company.  The Indemnitee hereby undertakes to repay such amounts advanced if, but only if and to the extent that, it shall ultimately be determined pursuant to the provisions hereof that the Indemnitee is not entitled to be indemnified by the Company as authorized hereby.  The advances to be made hereunder shall be paid by the Company to the Indemnitee within ten (10) days following delivery of a written request therefor by the Indemnitee to the Company; provided however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by the Indemnitee in his capacity as a director or officer shall be made only upon delivery of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that the indemnitee is not entitled to be indemnified for such expenses under this Agreement or otherwise.

4.          Maintenance of D&O Insurance.

(a)           So long as the Indemnitee shall continue to serve as an agent and thereafter so long as there is any reasonable possibility that the Indemnitee shall be subject to any proceeding by reason of the fact that the Indemnitee served in any of such capacity, the Company will employ its best efforts to purchase and maintain in effect for the benefit of the Indemnitee one or more valid, binding and enforceable policies of directors’ and officers’ liability insurance (“D&O Insurance”) providing, in all respects, coverage and amounts at least comparable to the D&O insurance in force as at the date of this Agreement.

(b)           Notwithstanding Section 4(a), the Company shall not be required to maintain directors’ and officers’ liability insurance in effect with such coverage amount and terms comparable to the D&O insurance in force as of the date of this Agreement if, in the reasonable business judgment of the Board of Directors of the Company, as it may exist from time to time, either (i) the premium cost for such insurance is substantially disproportionate to the amount of insurance, (ii) the coverage is so limited by exclusions that there is insufficient benefit provided by such insurance or (iii) such insurance is not available.  In the event of such a determination under the foregoing clauses (i), (ii) or (iii), the Company shall use its best efforts to maintain the maximum amount of D&O Insurance coverage that it can reasonably sustain.

5.          Notice and Other Indemnification Procedures.

(a)           Promptly after (i) determining that a reasonable basis exists to believe a proceeding may be commenced by a person other than such Indemnitee or (ii) receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any proceeding, the Indemnitee shall, if the Indemnitee believes that the indemnification with respect thereto properly may be sought from the Company under this Agreement, notify the Company thereof.  The failure to notify or promptly notify the Company shall not relieve the Company from any liability which it may have to the Indemnitee otherwise than under this Agreement.

(b)           If, at the time of the receipt of a notice of the commencement of a proceeding pursuant to Section 5(a), the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the D&O Insurance policy.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, to or on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(c)           In the event the Company shall be obligated to pay the expenses of the Indemnitee in connection with any proceeding or potential proceeding, the Company, shall be entitled to assume the defense of such proceeding or potential proceeding, with counsel approved by the Indemnitee (which approval shall not unreasonably be withheld), upon the delivery to the Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to the Indemnitee under this Agreement for any fees of counsel or other expenses subsequently incurred by the Indemnitee with respect to the same proceeding or potential proceeding, provided that (i) the Indemnitee shall have the right to employ his own counsel in any such proceeding or potential proceeding at the Indemnitee’s expense, and (ii) the fees and expenses of the Indemnitee’s counsel shall be paid by the Company if and to the extent that (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, or (B) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee or between the Indemnitee and other individuals indemnified by the Company in the conduct of any such defense, or (C) the Company shall not, in fact, have employed counsel to assure the defense of such proceeding or potential proceeding.

6.          Determination of Right to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the law and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)           To the extent the Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 2 or in the defense of any claim, issue or matter described therein, the Company shall indemnify the Indemnitee pursuant to Section 2 against expenses actually and reasonably incurred by him in connection with the investigation, defense, or appeal of such proceeding.  If the Indemnitee has not been successful on the merits or otherwise in any such defense, the Company also shall indemnify the Indemnitee pursuant to Section 2 unless, and only to the extent that, the Indemnitee has not met the applicable standard of conduct under the Company’s Restated Certificate of Incorporation required to entitle the Indemnitee to such indemnification.

(b)           Subject to the provisions of Section 7 relating to a Change in Control (as defined therein), the determination as to whether the Indemnitee is entitled to indemnification shall be made as follows:  (i) if requested by the Indemnitee by Independent Legal Counsel selected by the Indemnitee with the consent of the Company (which consent shall not be unreasonably withheld) or (ii) if no request is made by the Indemnitee for a determination by Independent Legal Counsel, (A) by a quorum of the Board of Directors consisting of Disinterested Directors or (B) if such quorum is not obtainable or, even if obtainable, a quorum of Disinterested Directors so directs, by Independent Legal Counsel in a written opinion.  If Independent Legal Counsel shall make such determination, the Company hereby agrees to pay the reasonable fees of such counsel and to indemnify such counsel fully against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or counsel’s engagement pursuant hereto.

(c)           In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 6(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(d)           Notwithstanding a determination that the Indemnitee is not entitled to indemnification with respect to a specific proceeding, the Indemnitee shall have the right to apply to the court of Chancery of Delaware, the court in which that proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification or the advance payment of expenses pursuant to this Agreement.  The burden of proof shall be on the Company in any such suit to demonstrate by the weight of the evidence that the Indemnitee is not entitled to indemnification or advance payment of expenses.  The Indemnitee’s expenses incurred in successfully establishing his right to indemnification or advancement of expenses, in whole or in part, in any such action (or settlement thereof) shall be paid by the Company.

(e)           Notwithstanding anything in Sections 2 or 3 to the contrary, the Company shall not be liable under this Agreement to make any indemnity payment or advancement of expenses in connection with any proceeding or potential proceeding (i) to the extent that payment is actually made to or on behalf of the Indemnitee under an insurance policy; (ii) to the extent that payment has been or will be made to the Indemnitee by the Company otherwise than pursuant to this Agreement; or (iii) to the extent that there was a final adjudication by a court of competent jurisdiction that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to indemnification under the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment).

7.          Change in Control.

(a)           The Company agrees that if there is a Change in Control, as defined below, of the Company (other than a Change in Control which has been approved by a majority of the members of the Board of Directors who were directors immediately prior to such Change in Control), then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and advance payments of expenses under this Agreement the Company shall seek legal advice only from Independent Legal Counsel selected by the Indemnitee with the consent of the Company (which shall not be unreasonably withheld).  Such counsel, among other things, shall render a written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under this Agreement and applicable law.  The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify such counsel fully against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or counsel’s engagement pursuant hereto.

(b)           Alternatively, the Indemnitee may choose to submit all matters arising concerning his rights to indemnity payments and advance payments of expenses under this Agreement to a panel of three arbitrators, one of whom is selected by the Company, another of whom is selected by the Indemnitee and the third of whom is selected by the first two arbitrators so selected.  Any such submission shall be governed by the Commercial Arbitration Rules of the American Arbitration Association and shall be deemed to be a submission within the meaning of the Federal Arbitration Act or any statutory modification or re-enactments thereof.  Arbitration proceedings shall take place in New York, New York, unless otherwise agreed to by the parties.

(c)           “Change in Control” for purposes of this Agreement shall be deemed to have occurred if (i) any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding voting securities, except that a person who as of the date of this Agreement owns 20% or more of the total voting power represented by the Company’s outstanding voting securities shall not be deemed to have caused a Change in Control, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-third (2/3) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the Stockholders of the Company or the Board of Directors of the Company approve a merger, plan of complete liquidation of the Company, an agreement for the sale or disposition by the Company of all or any substantial part of the Company’s assets, or other business combination of the Company with any other corporation, other than a business combination which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such business combination.

8.          Limitation of Actions and Release of Claims.  No proceeding shall be brought and no cause of action shall be asserted by the Company or any subsidiary (or by any stockholder on behalf of the Company or any subsidiary) against the Indemnitee, his spouse, heirs, estate, executors or administrators after the expiration of one year from the act or omission of the Indemnitee upon which such proceeding is based; provided, however, that in the event that the Indemnitee has fraudulently concealed the facts underlying such cause of action, no proceeding shall be brought and no cause of action shall be asserted after the expiration of one year from the earlier of (i) the date the Company or any subsidiary of the Company discovers such facts, or (ii) the date the Company or any subsidiary of the Company could have discovered such facts by the exercise of reasonable diligence.  Any claim or cause of action of the Company or any subsidiary of the Company, including claims predicated upon the negligent act or omission of the Indemnitee, shall be extinguished and deemed released unless asserted by filing of a legal action within such period.  This Section 8 shall not apply to any cause of action which has accrued on the date hereof and of which the Indemnitee is aware on the date hereof but as to which the Company has no actual knowledge apart from the Indemnitee’s knowledge.

9.          Non-exclusivity.  The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Restated Certificate of Incorporation or By-Laws, the vote of the Company’s stockholders or Disinterested Directors, other agreements, or otherwise, both as to action in his official capacity and to action in another capacity while occupying his position as an agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.

10.        Settlement.  The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any proceeding without its written consent, which consent shall not be unreasonably withheld.  The Company shall not settle any proceeding which would impose any penalty or limitation on the Indemnitee without the Indemnitee’s written consent, which consent shall not be unreasonably withheld.  In the event that consent is not given and the parties hereto are unable to agree on a proposed settlement,

Independent Legal Counsel shall be retained by the Company, at its expense, with the consent of the Indemnitee, which consent shall not be unreasonably withheld, for the purpose of determining whether or not the proposed settlement is reasonable under all the circumstances and if Independent Legal Counsel determines the proposed settlement is reasonable under all the circumstances, the settlement may be consummated without the consent of the other party.

11.        Subrogation Rights.  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee against any person or organization and the Indemnitee shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights.

12.        Interpretation of Agreement.  It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the full extent now or hereafter not prohibited by law. Indemnitee’s rights hereunder shall apply to claims made against Indemnitee arising out of acts or omissions which occurred prior to the date hereof as well as those which occur after the date hereof.

13.        Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 13.

14.        Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15.        Successors and Assigns.  The terms of this Agreement shall bind, and shall inure to the benefit of, the successors and assigns of the parties hereto (including, with respect to the Company, any director or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the assets or business of the Company).

16.        Death or Disability.  In the event Indemnitee shall become incapacitated or die, then (a) the Company shall become obligated to provide indemnification and payments to each person to whom responsibility for any claim covered hereby shall pass by reason of such incapacity or death to the same extent the Company would have been obligated to provide indemnification and payments to Indemnitee if such incapacity or death had not occurred and (b) each person to whom Indemnitee’s rights shall pass by reason of such incapacity or death (i) shall be entitled to enforce all rights arising under or by reason of this Agreement to the same extent to which Indemnitee could have enforced such rights if such incapacity or death had not occurred and (ii) shall also be deemed to be an “Indemnitee” for purposes of this Agreement.

17.        Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered by hand or (b) on the second business day after being deposited in the government mail (registered or express), postage prepaid.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

18.        Governing Law.  This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

19.        Consent to Jurisdiction.  The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware and the Company irrevocably consents to the jurisdiction of any court in which an Indemnitee brings action pursuant to Section 6(d), for all purposes in connection with any proceeding which arises out of or relates to this Agreement.  The Company agrees not to initiate any such action or proceeding in any state other than Delaware.

IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

AKSYS, LTD.
Two Marriott Drive Lincolnshire, Illinois 60069

By:

Its:

INDEMNITEE:

Address